POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, ALPHACENTRIC PRIME MERIDIAN INCOME FUND a statutory trust organized under the laws of the State of Delaware (hereinafter referred to as the “Trust”), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is the President of the Trust;

NOW, THEREFORE, the undersigned hereby appoints Peter Lowden, Jennifer A. Bailey, Frederick J. Schmidt and Michael Schoonover (with full power to any one of them to act) as attorney-in-fact and agent for him and in his name, place and stead, and in his office and capacity in the Trust, to execute and file any amendment or amendments to the Trust’s registration statements under the Investment Company Act of 1940 or the Securities Act of 1933 relating to the registration of the Trust as an investment company and the sale of its shares. The undersigned grants to said attorneys-in-fact and agents full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys-in-fact and agents may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 9th day of May, 2019.

/s/ George Amrhein ___________

George Amrhein

President

STATE OF Connecticut )

)       ss:

COUNTY OF Fairfield )

Before me, a Notary Public, in and for said county and state, personally appeared George Amrhein, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that he executed and delivered the same for the purposes therein expressed.

WITNESS my hand and official seal this 9th day of May, 2019.

_/s/Deborah L. Hutchinson_______

Notary Public

My commission expires: 2/28/21